UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

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Navient Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13865 Sunrise Valley Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 810-3000

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	NAVI	The Nasdaq Global Select Market
6% Senior Notes due December 15, 2043	JSM	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	None	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2024, the Board of Directors (the “Board”) of Navient Corporation (the “Company”) approved certain changes to the Company’s leadership team, in connection with its previously announced strategic actions to align with the needs of a more focused, flexible and streamlined company.

Effective April 27, 2024, Steve Hauber, our Executive Vice President and Chief Risk and Compliance Officer, expanded his responsibilities by assuming the title of Chief Administrative Officer.  As the Company transitions, he will take on responsibility for leading several oversight and corporate functions, including the Company’s legal, risk and compliance, internal audit, human resources, communications and marketing, and technology functions.

As part of those changes, Mark L. Heleen, Executive Vice President, Chief Legal Officer and Secretary, along with several other non-NEO executives will depart the Company.  The timing of Mr. Heleen’s departure, as well as those of the other departing executives, has not yet been determined.

In connection with Mr. Hauber’s appointment as Chief Administrative Officer, he will receive additional compensation effective April 27, 2024, including: (i) an increase in base salary to $450,000 per year and (ii) an increase in his 2024 Target Annual Bonus to 125% of his base salary (which is not prorated and applies for the entirety of the 2024 performance period).  In addition, subject to shareholder approval of the 2024 Navient Omnibus Incentive Plan at the Company’s Annual Shareholder Meeting on May 23, 2024, the Company expects to grant Mr. Hauber restricted stock units (“RSUs”) with a grant date fair value equal to $75,000 and performance stock units (“PSUs”) with a grant date fair value equal to $75,000.  The RSUs will vest in one-third increments on the first, second, and third anniversaries of the grant date, subject to the terms and conditions set forth in the form of RSU award agreement approved by the Company’s Compensation and Human Resources Committee (“Committee”).  The PSUs will vest based on the Company’s relative Total Shareholder Return relative to a performance peer group consisting of all companies in the S&P 600 Financials Index, subject to the terms and conditions set forth in the form of PSU award agreement approved by the Committee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

By:	/s/ Mark L. Heleen
Name:	Mark L. Heleen
Title:	Chief Legal Officer

Date: April 29, 2024

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